Exhibit 99.1

CONSTELLATION BRANDS CLOSES WINE TRANSACTION WITH
THE WINE GROUP TO FOCUS ON A PORTFOLIO OF EXCLUSIVELY
HIGHER-GROWTH, HIGHER-MARGIN BRANDS
Retained portfolio for Constellation includes a collection of award-winning, iconic brands, predominantly priced $15 and above and in growing segments and channels

Rochester, N.Y., Jun. 2, 2025 – Constellation Brands (NYSE: STZ), a leading beverage alcohol company, announced today that it has closed its previously announced transaction with The Wine Group to divest1 primarily mainstream wine brands and associated inventory, facilities, and vineyards from its wine portfolio. Brands divested to The Wine Group include Woodbridge, Meiomi, Robert Mondavi Private Selection, Cook’s, SIMI, and J. Rogét sparkling wine.

Constellation’s retained wine portfolio consists of a collection of highly regarded wines from top regions around the world, predominantly priced $15 and above. This includes iconic Napa Valley brands Robert Mondavi Winery, Schrader, Double Diamond, To Kalon Vineyard Company, Mount Veeder Winery, and The Prisoner Wine Company; the My Favorite Neighbor family of wine brands from Paso Robles; Kim Crawford from New Zealand—producer of the #1 Sauvignon Blanc in the U.S.2; acclaimed Tuscan producer Ruffino Estates and Ruffino Prosecco; sought-after gems like Sea Smoke from Santa Barbara’s Santa Rita Hills AVA, Lingua Franca from Oregon’s Willamette Valley, and more. This outstanding collection is complemented by Constellation’s award-winning craft spirits portfolio including High West whiskey, Nelson’s Green Brier whiskey, Mi CAMPO tequila, and Casa Noble tequila.

“We are pleased to have completed this transaction and look forward to executing against our repositioned portfolio, focused exclusively on the higher-end that more closely aligns to consumer-led premiumization trends which we believe will enable us to help deliver improved performance within this segment of our business over time,” said Bill Newlands, President and CEO, Constellation Brands. “We appreciate the dedication of our internal teams, and the support and collaboration from The Wine Group and our business partners to help us close this transaction and seek to ensure as smooth a transition as possible.”

Following the completion of the transaction, Constellation’s fiscal year 2026 outlook and its outlook for fiscal year 2027 and fiscal year 2028 provided on April 9, 2025 remain unchanged.

1 We sold and, in certain instances, exclusively licensed the trademarks of a portion of our wine and spirits business, primarily centered around our mainstream wine brands and associated inventory, wineries, vineyards, offices, and facilities
2 #1 in dollar sales, Circana, total U.S. Multi-Outlet + Convenience, 52 weeks ended May 18, 2025

ABOUT CONSTELLATION BRANDS
Constellation Brands (NYSE: STZ) is a leading international producer and marketer of beer, wine, and spirits with operations in the U.S., Mexico, New Zealand, and Italy. Our mission is to build brands that people love because we believe elevating human connections is Worth Reaching For. It’s worth our dedication, hard work, and calculated risks to anticipate market trends and deliver for our consumers, shareholders, employees, and industry. This dedication is what has driven us to become one of the fastest-growing, large CPG companies in the U.S. at retail, and it drives our pursuit to deliver what’s next.

Every day, people reach for brands from our high-end, imported beer portfolio anchored by the iconic Corona Extra and Modelo Especial, a flavorful lineup of Modelo Cheladas, and favorites like Pacifico and Victoria; our exceptional wine brands including The Prisoner Wine Company, Robert Mondavi Winery, Kim Crawford, Schrader Cellars, and Lingua Franca; and our craft spirits brands such as Casa Noble Tequila and High West Whiskey.

As an agriculture-based company, we strive to operate in a way that is sustainable and responsible. Our ESG strategy is embedded into our business, and we focus on serving as good stewards of the environment, investing in our communities, and promoting responsible beverage alcohol consumption. We believe these aspirations in support of our longer-term business strategy allow us to contribute to a future that is truly Worth Reaching For.

To learn more, visit www.cbrands.com and follow us on X, Instagram, and LinkedIn.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements. All statements other than statements of historical fact are forward-looking statements. The word “expect” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These statements may relate to business strategy, future operations, prospects, plans, and objectives of management, including related to executing against Constellation’s repositioned wine portfolio, Constellation’s efforts to align with consumer-led premiumization trends and to deliver improved performance within its wine and spirits segment over time, the transition of the divested brands and related inventory, facilities, and vineyards, and Constellation’s outlook for fiscal years 2026, 2027, and 2028, as well as information concerning expected actions of third parties. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, such forward-looking statements.

The forward-looking statements are based on management’s current expectations and should not be construed in any manner as a guarantee that any of the events anticipated by the forward-looking statements will in fact occur or will occur on the timetable contemplated hereby. All forward-looking statements speak only as of the date of this news release and Constellation does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

In addition to risks and uncertainties associated with ordinary business operations, the forward-looking statements contained in this news release are subject to other risks and uncertainties, including any purchase price or other post‐closing adjustments, the accuracy of all projections, and other factors and uncertainties disclosed from time-to-time in Constellation Brands’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended February 28, 2025, which could cause actual future performance to differ from current expectations.

MEDIA CONTACTS	INVESTOR RELATIONS CONTACTS
Amy Martin 585-678-7141 / amy.martin@cbrands.com Carissa Guzski 315-525-7362 / carissa.guzski@cbrands.com	Joseph Suarez 773-551-4397 / joseph.suarez@cbrands.com Snehal Shah 847-385-4940 / snehal.shah@cbrands.com David Paccapaniccia 585-282-7227 / david.paccapaniccia@cbrands.com